UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934

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WYNN RESORTS, LIMITED

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Filed by Wynn Resorts, Limited Pursuant to Rule 14a-6(b) of the Securities Exchange Act of 1934 Commission File No.: 000-50028 On May 1, 2018, Wynn Resorts Ltd. made the following shareholder presentation available:

Wynn Resorts Presentation Regarding 2018 Annual Meeting May 2018

Table of Contents 2017 Achievements and Timeline of Recent Events3-5 Immediate Response to Recent Events6 Significant Operation & Governance Highlights7-9 Board of Directors10-12 Conclusion13

WYNN Continues to Deliver superior Shareholder Value Meaningfully Increased Market Share in Macau with the Successful Ramp-up of Wynn Palace Generated Record Results at Wynn Las Vegas Made Substantial Progress in the Construction of Encore Boston Harbor Maintained a Robust Capital Investment Program at Existing Properties Maintained Healthy Liquidity and Financial Flexibility Continued to Return Significant Capital to Our Shareholders Earned More Forbes Five-Star Awards than Any Independent Hotel Company Major Accomplishments in 2017

Consistent Peer Outperformance and Commitment to Shareholder Returns 2018 YTD TSR** WYNN: 10.8% S&P 500 Index: (0.4)% S&P Consumer Discretionary Index: 5.5% One-Year TSR (as of fiscal year end) WYNN: 96.6% S&P 500 Index: 21.3% S&P Consumer Discretionary Index: 21.9% Since IPO** WYNN: 2,337% S&P 500 Index: 305% S&P Consumer Discretionary Index: 419% *Source: Bloomberg ** Through April 30, 2018 Total Shareholder Returns* Share Price Performance in 2017 Shareholder Value Generation In 2017, dividends of ~$204M ($2.00/share) Since the IPO in 2002 through end of 2017, aggregate dividends of ~$6.6B ($60.75/share) In 2018, increased annual dividend to $3.00/share

Timeline: How we Got here January 26, 2018 May 1, 2018 2/6/18: Company appoints Matt Maddox as CEO 2/15/18: Separation Agreement executed with Steve Wynn 1/26/18: WSJ Article published; Board forms Special Committee 4/16/18: Company resolves Litigation with Elaine Wynn 4/23/18: Elaine Wynn files Preliminary Proxy Statement 2/6/18: Steve Wynn resigns 4/17/18: Elaine Wynn issues Letter to the Board requesting re-opening of nomination window 4/18/18: Company files Proxy Statement 4/18/18: Board announces New Members 4/17/18: Board elects three new directors 3/8/18: Universal Settlement Announced 2/12/18: Nominating & Corporate Governance Committee launches Board refresh process 3/5/18: Director Irani resigns; Director Shoemaker will not stand for re-election in 2019

Immediate Response Steps Taken Formed Special Committee Independent Directors to broadly investigate allegations, and conduct comprehensive review of internal workplace policies and procedures Negotiated Settlement Agreements Universal Settlement – settled longstanding litigation, which we believe the markets received positively Shareholders Agreement Settlement – settled litigation between the Company, Aruze, Mr. Wynn, Ms. Wynn, and Ms. Sinatra Oversaw swift but orderly liquidation of Steve Wynn holdings Steve Wynn sold 4M shares in open market Company placed remaining 8M shares with reputable, long-term investors T. Rowe Price and Capital Research Company sold 5.3M newly issued shares to Galaxy Entertainment, raising sufficient capital to repay Bridge Loan used to help fund Universal settlement Commitment to Significant and Timely Board Refreshment Announced refreshment process in February Immediately retained an independent search firm and commenced search for new directors, resulting in the appointment of three new directors on April 17 Affirmative Shareholder Engagement Reached out to our largest shareholders, proactively enlisted substantive input, and received helpful suggestions Strengthened shareholder confidence in senior management and Board, and in our forward-looking plans Company formed Culture and Community Department, and Women’s Leadership Forum Board acted swiftly and efficiently in the face of unforeseeable circumstances

Significant Accomplishments – Operational Focused execution and ramp-up of Wynn Palace resulted in increased market share in Macau Generated record results at Wynn Las Vegas Undisrupted progress in construction of Encore Boston Harbor Maintained robust capital investment program at existing properties, healthy liquidity and financial flexibility Continued to return significant capital to our shareholders Earned more Forbes Five-Star awards than any independent hotel company Company engaged in numerous conversations with shareholders regarding governance, compensation and the business in general Strengthening Our Position as the Industry’s Leading Operator and Developer of Luxury Integrated Resorts

Significant enhancements – COMPENSATION Adopted Best Practices and Strengthened Performance Linkage Eliminated all tax gross-ups – existing agreements amended and the company does not intend to enter into future agreements with tax gross-up provisions Board unilaterally moved to annual SOP – triennial approved by shareholders Expanded number of metrics used in determining incentive compensation Increased by 10% the Adjusted Property EBITDA goal with respect to 2017 performance awards Revised long-term equity component so that 60% of executives’ awards are subject to performance-based vesting criteria Compensation program overhaul follows extensive engagement with shareholders Transitioned from Legacy Founder-led Construct to Global Public Operating Company

Significant Accomplishments – Governance Independent Board Chairman Commenced Board refreshment process to meet Company’s evolving needs and to strengthen the Board’s diversity, skills and experience Board refresh already showing results 3 new members – highly skilled, and consistent with commitment to enhance diversity Their individual accolades and willingness to join the board during these turbulent times is a testament to their belief in the Company’s long term prospects Risk mitigation enhanced with formation of Special Committee, which acts in addition to the corporate compliance committee in this area Board and committees regularly review areas of potential risk in consultation with management and independent auditors Throughout the year, management reports up to the Board and committees regarding any major risks or exposures and ameliorative steps Stock holding requirement doubled for CEO to 10X base salary Changes implemented under the broad “governance” rubric permeate all facets of the organization making Wynn a stronger company and instilling stability Increased Independence, Oversight and Improved Risk Mitigation

Three new directors bring diverse experience and expertise to our Board Significant reduction in Average Board Tenure Female directors comprise 40%(1) of Board, among the top quartile in the S&P 500 for gender diversity Refreshed Board, EXPANDED Skills & EXPERTISE Betsy Atkins Dee Dee Myers Wendy Webb Tenure 2018 2015 0-2 Years 6 directors 2 directors 3-10 Years 1 director 1 director 11+ Years 3 directors 4 directors Avg. Tenure 5.4 years 8.3 years Significant New Expertise, Unsurpassed Diversity New Appointees (1) All figures presented reflect the planned retirement of J. Edward Virtue from the Board effective at the 2018 Annual Meeting

2018 Director Nominees Betsy Atkins Extensive Experience and Diverse Perspectives Joined Board: December 2012 Committees: Audit, Chair; Compensation; Special Expertise: Mr. Hagenbuch brings to our Board deep corporate strategy and financial expertise gained over 30 years as a private equity investor and as a director of both public and private companies John J. Hagenbuch Patricia Mulroy Joined Board: October 2015 Committees: Corporate Governance; Compliance; Special, Chair Expertise: Ms. Mulroy brings more than 30 years of government experience to the Board, serving in numerous leadership roles focusing on Nevada’s public infrastructure. Additionally, Ms. Mulroy’s experience on the Nevada Gaming Commission brings experience and insight into state regulatory and public policy issues impacting the Company’s operations Joined Board: April 2018 Expertise: Ms. Atkins brings to our Board executive leadership and operational experience in various infrastructure and retail industries, as well as significant public board experience and executive compensation, sustainability and enterprise risk management expertise

Independent Chairman of the Board Audit Committee conducts executive sessions with independent auditors, General Counsel, CFO, and Compliance Officer Fully independent Audit, Compensation and Corporate Governance Committees Director Resignation Policy Strong Ownership Guidelines: 3X annual retainer for directors, 10X base salary for CEO, 3X base salary for other NEOs Anti-hedging/pledging policies Regular director education and compliance training Stringent regulatory requirements and oversight, internal controls and third-party monitoring of operations Third party review of compensation Strong Board and Governance Practices Accountable to Shareholders, Independent Oversight of Management Skills and Experience

Conclusion Board profile is the right one to drive value for shareholders This Board has demonstrated decisive and responsible leadership in the face of unforeseen events The Company’s financial position is strong and has been enhanced through numerous actions over the past two months Risk oversight function is robust and committed to effectively identifying and mitigating risk potential The Board will continue to steadily guide the business, pursue its Board refreshment program, and engage with the Company’s shareholders The Board has kept the Company’s business on the right path and is committed to continuing to preserve and enhance shareholder value Elaine Wynn’s solicitation does not offer anything new or constructive, and is unnecessarily disruptive both to the business and to the Board’s sweeping initiatives This is the Right Board to Lead the Company Forward The Board Asks that Shareholders Support ALL Three Nominees and Continue Wynn Resort’s Productive Pace of Change

Additional Information and Where to Find It The Company has filed a definitive proxy statement, a supplement to the definitive proxy statement, and a form of associated WHITE proxy card with the SEC in connection with the solicitation of proxies for the Company’s 2018 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC ON APRIL 18, 2018, THE PROXY SUPPLEMENT FILED WITH THE SEC ON APRIL 30, 2018, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at wynnresorts.com. Certain Information Regarding Participants The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2018 Annual Meeting of Shareholders. Information about the Company’s directors and executive officers is available in the Company’s proxy statement filed with the SEC on April 18, 2018 and the proxy supplement filed with the SEC on April 30, 3018, each with respect to the Company’s 2018 Annual Meeting of Shareholders. To the extent holdings of the Company’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC.